Exhibit 99.1

                              FOR IMMEDIATE RELEASE


                   CENDANT REPORTS 1999 THIRD QUARTER RESULTS
                        Comparable-Basis Revenues up 12%
     Adjusted EPS From Continuing Operations $0.31 in 1999 vs. $0.20 in 1998 Reported EPS From Continuing Operations $0.27 in 1999 vs. $0.14 in 1998

       Cendant Board Authorizes $1.0 Billion Additional Share Repurchases, Subject to Determination of Whether Shareholder Litigation Settlement
                                   is Possible

New York, NY, October 20, 1999 - Cendant Corporation (NYSE: CD) today reported 1999 third quarter results. Cendant Chairman, President and Chief Executive Officer, Henry R. Silverman stated, "We are pleased once again to report strong growth in our core businesses in the third quarter. We have continued to deliver results in line with our plan while aggressively pursuing our strategy to dispose of non-strategic businesses. Our management team remains confident that we can deliver full year EPS in line with Wall Street expectations in the range of $1.00 to $1.05, up 25% to 31% from $0.80 in 1998. The Company's long-term EPS growth expectations remain in the range of mid to high teens."

On a comparable basis, operating results for the quarter ended September 30, 1999, versus the prior year third quarter, excluding the results of pending and completed business dispositions in each period and excluding the operating results in each period of Netmarket Group, Inc., an independent company formed to develop and expand the interactive businesses formerly within the Company's Direct Marketing Division, were as follows:

o Revenues on a comparable basis were $1.22 billion, up 12% from $1.09 billion
o Adjusted EBITDA on a comparable basis was $503 million, up 44% from $350 million

Adjusted results from continuing operations, including the results of disposed businesses and Netmarket Group, Inc., for the quarter ended September 30, 1999, versus the prior year third quarter were as follows:

o        Adjusted EBITDA was $527 million, up 29% from $407 million
o        Adjusted income was $235 million, up 37% from $172 million
o        Adjusted earnings per share was up 55% to $0.31 vs. $0.20

These adjusted  results include the Company's  Entertainment  Publications  unit
(EPub), which has been reclassified to continuing operations from discontinued operations. As a result of the Company's agreement to retain a minority voting interest and board representation in connection with the disposition of EPub, the classification of this unit as a discontinued operation has been reversed. Adjusted operating results exclude the net gain associated with the third quarter 1999 dispositions of certain non-strategic businesses, expenses incurred in 1999 in conjunction with the creation of Netmarket Group, Inc. and other unusual charges in 1999 and 1998. Unusual charges in both years include investigation-related costs and certain other non-recurring items. (See Tables 2 and 3 for third quarter and nine month consolidated results - as reported, as adjusted and as adjusted excluding the operating results of CompleteHome.com).

Third Quarter Division Results
Total Company performance in the third quarter of 1999 was consistent with the Company's stated growth targets for the full year. The underlying discussion of operating results by division for the third quarter of 1999 compared with the third quarter of 1998 focuses on Revenues and Adjusted EBITDA. Adjusted EBITDA is the profit measure that the Company uses to evaluate performance. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, adjusted to exclude the net gain on the disposition of certain non-strategic businesses and certain other non-recurring items, which are classified as unusual. (See Table 5 for Revenues and Adjusted EBITDA by segment and Table 6 for segment revenue drivers.)

Travel Division
Travel revenues increased 5% to $312 million as a result of an increase in franchise fees, timeshare subscription and exchange revenues and Preferred Alliance revenues. Franchise fees benefited from system room growth and increased car rental days, and timeshare revenues benefited from increased membership and exchange volume. EBITDA for the Travel segment increased 14% to $163 million and the EBITDA margin improved to 52% from 48% last year. The improvement in EBITDA margin is attributable to continued expense management and operating leverage.

Real Estate Division
Real Estate Franchise revenues increased 27% to $161 million. Royalty fees increased 21% benefiting from strong third quarter 1999 existing U.S. home sales, as well as from expansion of the Company's franchise systems. In addition, revenues increased as a result of an increase in marketing fund revenues, which was directly offset by marketing fund expenses on behalf of franchisees, with the effect of lowering margins but having no impact on profitability. EBITDA increased 22% to $124 million.

Relocation revenues decreased 11% to $117 million. EBITDA decreased 7% to $42 million. Lower volumes on certain relocation services in 1999 were partially offset by higher ancillary service fees from certain renegotiated contracts. The EBITDA margin increased to 36% in 1999 from 35% in 1998 primarily due to expense reductions. The sale of certain niche-market asset management operations during the third quarter of 1998 benefited third quarter 1998 revenues and EBITDA by $11 million and $9 million, respectively.
Without this non-recurring item, revenues were down 3% and EBITDA was up 15%.

Mortgage revenues increased 42%, to $114 million, due to a $15 million increase in mortgage origination revenues and a $19 million increase in servicing revenues. Originations were $6.6 billion versus $6.9 billion last year, as continued growth in the Company's origination of mortgages for home purchases was offset by lower refinance volume and as the business mix shifted to more profitable sales and processing channels. The average servicing portfolio grew 23% to $47.4 billion. EBITDA increased 31% to $59 million reflecting higher revenues partially offset by higher operating expenses including technology and infrastructure expenditures and teleservices costs to support the Company's "Phone-in, Move-in" and "Log-in, Move-in" programs.

CompleteHome.com, the Company's new real estate services portal, is now reported as a separate business segment. Results for CompleteHome.com in 1999 were previously included in the Company's Individual Membership segment. The Company announced during the third quarter of 1999 that it plans to issue a new class of common stock in the second quarter of 2000 to track the performance of CompleteHome.com. Revenues for CompleteHome.com were $5.2 million in the third quarter of 1999 compared with $2.6 million last year. EBITDA was a loss of $7.7 million compared with income of $0.3 million last year. These results reflect the Company's increased investment in marketing and development for the portal. (See Tables 2 and 3 - as reported, as adjusted and as adjusted excluding the operating results of CompleteHome.com.)

Direct Marketing Division
Individual Membership revenues increased 16% to $280 million due to an increase in the number of club members and an increase in the average price of a membership. Adjusted EBITDA increased $59 million to a profit of $48 million from a loss of $11 million last year, primarily as a result of increased revenues and reduced marketing spending, as the Company further refined the targeted audiences for its direct marketing efforts and achieved greater efficiencies in reaching potential new members. The Company previously announced that beginning September 15, 1999, the results of Individual Membership's online businesses are no longer consolidated into Cendant's operations as a result of the formation of Netmarket Group, Inc. as an independent company that will own, operate, develop and expand those businesses. In the third quarter of 1999, the online membership business contributed $16 million in revenues but reduced Adjusted EBITDA by $7 million.

Insurance/Wholesale revenues increased 6% to $144 million, primarily because of international expansion. International revenues increased 20% primarily due to a 35% increase in customers. EBITDA increased 50% to $48 million, primarily from improved profitability in international markets and a decrease in costs related to insurance products. The EBITDA margin increased to 34% in 1999 from 24% in 1998.

Other Consumer and Business Services
Revenues decreased 20% to $279 million primarily as a result of the disposition of certain operations and reduced Entertainment Publications revenues due to the timing of field sales. The operating results of the Company's Entertainment Publications unit have been reclassified to continuing operations within the Company's Other Consumer and Business Services segment from discontinued operations in connection with the Company's pending sale of an 84% ownership interest in that unit. The revenue decrease was partially offset by income from financial investments in 1999 versus a loss in 1998. Adjusted EBITDA increased to $49 million from $10 million due to growth at the Company's National Car Parks subsidiary in 1999 and a $50 million non-cash asset write-off in 1998, partially offset by the revenue items discussed above.

Disposition of Non-Strategic Businesses
In the fourth quarter of 1998, the Company began a strategic program to dispose of non-strategic businesses. This recently completed program will result in the disposition of business units at an average multiple of 15 times 1998 EBITDA. The disposition program will generate approximately $4.5 billion in gross proceeds. To date, using the proceeds from dispositions, the Company has reduced outstanding shares by about 152 million shares, or 18%, and has retired approximately $700 million in debt. The Company also anticipates that it will have approximately $1.5 billion of cash when all pending transactions close.

Completed and pending dispositions include Hebdo Mag, Cendant Software, Essex, Capital Logistics, Match.com, National Leisure Group, National Library of Poetry, the Fleet businesses, Kobrick-Cendant Funds, Spark Services, Central Credit, Global Refund, Bookstacks, Numa, North American Outdoor Group, Entertainment Publications (pending) and Green Flag (pending).

Share Repurchase Program/Status of Litigation
The Company further announced that its Board of Directors has authorized an additional $1.0 billion in share repurchases. However, the implementation of the additional share repurchase has been deferred pending a determination of whether or not a settlement of the principal class action litigation is possible.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Form 10-K/A for the year ended December 31, 1998, including the resolution of the pending class action litigation and the Company's ability to implement its plan to divest non-strategic assets.

Cendant Corporation is a global provider of consumer and business services. The Company's core competencies include building franchise systems, providing outsourcing solutions and direct marketing. As a franchisor, Cendant is among the world's leading franchisors of hotels, rental car agencies, tax preparation services and real estate brokerage offices. The Company's real estate-related operations also include Welcome Wagon/GETKO and CompleteHome.com, the Company's residential real estate services portal on the Internet. As a provider of outsourcing solutions, Cendant is the world's largest vacation exchange service, a major provider of mortgage services to consumers and the global leader in employee relocation. In direct marketing, Cendant provides access to insurance, travel, shopping, auto, and other services primarily to customers of its affinity partners. Other business units include NCP, the UK's largest private car park operator, and Wizcom, an information technology services provider. Headquartered in New York, NY, the Company has more than 30,000 employees and operates in over 100 countries.

More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.Cendant.com or by calling 877-4INFO-CD (877-446-3623).

Media Contact:                          Investor Contact:
Elliot Bloom                            Denise L. Gillen
212-413-1832                            212-413-1833
                                        Samuel J. Levenson
                                        212-413-1834
                                      *****
                                  Tables Follow

                                                                        Table 1


                      Cendant Corporation and Subsidiaries
                   Financial Results of Continuing Operations
                                  (In millions)



                                                   Third Quarter Ended September 30, 1999
                           ----------------------------------------------------------------------------------------
                              As                                     As             Disposed            Comparable
                           Reported         Adjustments          Adjusted         Businesses (2)           Basis
                           --------         -----------          --------         --------------        -----------

Revenues                   $1,410.4         $     -              $1,410.4         $     192.4           $   1,218.0
EBITDA (1)                    507.5            19.2 (4)             526.7                24.1                 502.6



                                                    Third Quarter Ended September 30, 1998
                           ----------------------------------------------------------------------------------------
                              As                                     As             Disposed            Comparable
                           Reported         Adjustments          Adjusted         Businesses (2)           Basis
                           --------         -----------          --------         --------------        -----------

Revenues                   $1,457.8         $     -              $1,457.8         $     365.4           $   1,092.4
EBITDA (1)                    330.7 (3)        76.4 (5)             407.1                57.0                 350.1



                                                      Nine Months Ended September 30, 1999
                           ----------------------------------------------------------------------------------------
                              As                                     As             Disposed            Comparable
                           Reported         Adjustments          Adjusted         Businesses (2)           Basis
                           --------         -----------          --------         --------------        -----------

Revenues                   $4,118.7         $     -              $4,118.7         $     733.2           $   3,385.5
EBITDA (1)                  2,111.0          (693.4) (6)          1,417.6                92.5               1,325.1



                                                      Nine Months Ended September 30, 1998
                           ----------------------------------------------------------------------------------------
                              As                                     As             Disposed            Comparable
                           Reported         Adjustments          Adjusted         Businesses (2)           Basis
                           --------         -----------          --------         --------------        -----------

Revenues                   $3,865.1         $      -             $3,865.1         $     808.5           $   3,056.6
EBITDA (1)                  1,083.4 (3)         84.2 (7)          1,167.6               116.7               1,050.9


--------
(1) Defined as earnings before interest, income taxes, depreciation and amortization.
(2) Reflects the operating results of businesses which were disposed or whose disposition is pending (pursuant to the Company's plan to dispose of non-strategic businesses) and the operating results of Netmarket Group, Inc., ("NGI") an independent company that was created to pursue the development and expansion of interactive businesses formerly within the Company's Direct Marketing Division.
(3) Includes a $50.0 million non-cash write off of certain equity investments in interactive membership businesses and impaired goodwill associated with the National Library of Poetry ("NLP"), a company subsidiary.
(4) Adjustment reflects the exclusion of the following: (i) $4.6 million of investigation-related costs, (ii) unusual charges of $89.9 million comprised principally of an $84.8 million non-recurring charge incurred in conjunction with the creation of NGI and (iii) a $75.3 million net gain on the disposition of certain non-strategic businesses of the Company.
(5) Represents $76.4 million of investigation-related items, including incremental financing costs, and separation payments to the Company's former chairman.
(6) Adjustment reflects the exclusion of the following: (i) unusual charges of $89.9 million comprised principally of an of $84.8 million non-recurring charge incurred in conjunction with the creation of NGI, (ii) $7.0 million of costs incurred in connection with the termination of the proposed acquisition of RAC Motoring Services, (iii) $12.8 million of investigation-related costs, (iv) a $23.0 million non-recurring charge in connection with the transition of the Company's lodging franchisees to a Company-sponsored property management system, (v) a $1.3 million gain on the sale of Essex Corporation, a Company subsidiary and (vi) an $824.8 million net gain on the dispositions of the Fleet businesses and certain non-strategic businesses of the Company.
(7) Represents $108.6 million of investigation-related items, including incremental financing costs, and separation payments to the Company's former chairman. The aforementioned 1998 charges are partially offset by a credit of $24.4 associated with changes in the estimate of costs previously recorded in connection with merger-related costs and other unusual charges.

                                                                         Table 2



                      Cendant Corporation and Subsidiaries
                   Financial Results of Continuing Operations
                     (In millions, except per share amounts)


                                                                   Third Quarter Ended September 30, 1999
                                                     -------------------------------------------------------------------
                                                        As                As            Complete          Excluding
                                                     Reported          Adjusted         Home.com    CompleteHome.com (1)
                                                     --------          --------         --------    --------------------

Revenues                                             $ 1,410.4         $ 1,410.4        $     5.2         $    1,405.2
Expenses                                               1,117.1           1,022.6  (3)        13.4              1,009.2
Net gain on disposition of business                       75.3                -   (4)                                -
                                                     ---------         --------         ----------        ------------
Income (loss) before income taxes and
  minority interest                                      368.6             387.8             (8.2)               396.0

EBITDA (2)                                               507.5             526.7             (7.7)               534.4

Income (loss) from continuing operations                 208.6             235.3             (5.3)               240.6

Earnings per share
     Basic                                           $    0.29         $    0.32                          $       0.33
     Diluted                                              0.27              0.31                                  0.31

Weighted average shares - diluted                        780.3             780.3                                 780.3


                                                                   Third Quarter Ended September 30, 1998
                                                     -------------------------------------------------------------------
                                                        As                As            Complete          Excluding
                                                     Reported          Adjusted         Home.com    CompleteHome.com (1)
                                                     --------          --------         --------    --------------------



Revenues                                             $1,457.8          $ 1,457.8        $     2.6         $    1,455.2
Expenses                                              1,247.0   (5)      1,170.6   (6)        3.0              1,167.6
                                                     --------          ---------        ---------         ------------
Income (loss) before income taxes and
     minority interest                                  210.8              287.2             (0.4)               287.6

EBITDA (2)                                               330.7             407.1              0.3                406.8

Income (loss) from continuing operations                 123.1             171.5             (0.2)               171.7

Earnings per share
     Basic                                           $    0.14         $    0.20                          $       0.20
     Diluted                                              0.14              0.20                                  0.20

Weighted average shares - diluted                        877.4             877.4                                 877.4


--------
(1) Represents the Company's As Adjusted operating results excluding the operating results of CompleteHome.com.
(2) Defined as earnings before interest, income taxes, depreciation and amortization.
(3) Excludes (i) $4.6 million, ($2.9 million, after tax) of investigation-related costs, (ii) unusual charges of $89.9 million
     ($51.6 million, after tax or $0.07 per diluted share) comprised principally of an $84.8 million non-recurring charge ($48.4 million, after tax or $0.06 per diluted share) incurred in conjunction with the creation of NGI, an independent company that will develop and expand the interactive businesses formerly within the Company's Direct Marketing Division.
(4) Excludes a $75.3 million net gain ($27.8 million, after tax or $0.04 per diluted share) on the disposition of certain non-strategic businesses of the Company, including Global Refund Group ("Global Refund"), Central Credit, Inc. ("CCI"), Spark Services, Inc. ("Spark") and NUMA Corporation ("NUMA").
(5) Includes a $50.0 million ($32.2 million, after tax or $0.04 per diluted share) non-cash write off of certain equity investments in interactive membership businesses and impaired goodwill associated with the NLP, a Company subsidiary.
(6) Excludes $76.4 million ($48.4 million, after tax or $0.06 per diluted share) of investigation-related items, including incremental financing costs, and separation payments to the Company's former chairman.

                                                                        Table 3


                      Cendant Corporation and Subsidiaries
                   Financial Results of Continuing Operations
                     (In millions, except per share amounts)

                                                                   Nine Months Ended September 30, 1999
                                                     -------------------------------------------------------------------
                                                        As                As            Complete          Excluding
                                                     Reported          Adjusted         Home.com    CompleteHome.com (1)
                                                     --------          --------         --------    --------------------

Revenues                                             $ 4,118.7         $ 4,118.7        $   11.3         $   4,107.4
Expenses                                               3,263.3           3,131.9  (3)       26.5             3,105.4
Net gain on disposition of business                      824.8                -   (4)                              -
                                                     ---------         --------         --------         -----------
Income (loss) before income taxes and
     minority interest                                 1,680.2             986.8           (15.2)            1,002.0

EBITDA (2)                                             2,111.0           1,417.6           (13.6)            1,431.2

Income (loss) from continuing operations               1,251.9             593.1            (9.9)              603.0

Earnings per share
     Basic                                           $    1.64         $    0.78                          $     0.79
     Diluted                                              1.54              0.73                                0.75

Weighted average shares - diluted                        819.0             819.0                               819.0


                                                                   Nine Months Ended September 30, 1998
                                                     -------------------------------------------------------------------
                                                        As                As            Complete          Excluding
                                                     Reported          Adjusted         Home.com    CompleteHome.com (1)
                                                     --------          --------         --------    --------------------



Revenues                                             $ 3,865.1         $ 3,865.1        $    7.2         $    3,857.9
Expenses                                               3,095.9 (5)       3,011.7 (6)         7.8              3,003.9
                                                     --------          ---------        ---------         ------------
Income (loss) before income taxes and
   minority interest                                     769.2             853.4            (0.6)               854.0

EBITDA (2)                                             1,083.4           1,167.6             0.9              1,166.7

Income (loss) from continuing operations                 461.9             514.5            (0.4)               514.9

Earnings per share
     Basic                                           $    0.55         $    0.61                          $       0.61
     Diluted                                              0.53              0.58                                  0.58

Weighted average shares - diluted                        895.0             895.0                                 895.0



--------
(1) Reflects the Company's As Adjusted operating results excluding the operating results of CompleteHome.com.
(2) Defined as earnings before interest, income taxes, depreciation and amortization
(3) Excludes (i) a non-recurring charge of $84.8 million ($48.4 million, after tax or $0.06 per diluted share) incurred in conjunction with the creation of NGI, an independent company that will develop and expand the interactive businesses formerly within the Company's Direct Marketing Division, (ii) $7.0 million ($4.4 million, after tax or $0.01 per diluted share) of costs incurred in connection with the termination of the proposed acquisition of RAC Motoring Services, (iii) $12.8 million ($8.0 million, after tax or $0.01 per diluted share) of investigation-related costs and (iv) a $23.0 million non-recurring charge ($14.9 million, after tax or $0.02 per diluted share) in connection with the transition of the Company's lodging franchisees to a Company-sponsored property management system and (v) a $1.3 million gain ($0.8 million, after tax) on the sale of Essex Corporation, a Company subsidiary.
(4) Excludes an $824.8 million net gain ($736.9 million, after tax or $0.90 per diluted share) on the dispositions of the Fleet business segment and certain other non-strategic businesses of the Company, including Global Refund, CCI, Spark, NUMA, Match.com, National Leisure Group and NLP.
(5) Includes a $50.0 million ($32.2 million, after tax or $0.04 per diluted share) non-cash write off of certain equity investments in interactive membership businesses and impaired goodwill associated with the NLP.
(6) Excludes $108.6 million ($68.8 million, after tax or $0.08 per diluted share) of investigation-related items, including incremental financing costs, and separation payments to the Company's former chairman. The aforementioned 1998 charges are partially offset by a credit of $24.4 million ($16.2 million, after tax or $0.02 per diluted share) associated with changes in the estimate of costs previously recorded in connection with merger-related costs and other unusual charges.

                                                                         Table 4


                      Cendant Corporation and Subsidiaries
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In millions, except per share data)



                                                                   Three Months Ended          Nine Months Ended
                                                                      September 30,              September 30,
                                                               -------------------------     ------------------------
                                                                  1999           1998           1999          1998
                                                               ----------     ----------     ----------    ----------
Revenues
   Membership and service fees, net                            $  1,400.0     $ 1,433.6      $ 3,999.9     $ 3,735.3
   Fleet leasing (net of depreciation and interest costs of
     $0, $324.9, $669.7 and $954.6)                                     -          18.5           29.9          57.5
   Other                                                             10.4           5.7           88.9          72.3
                                                               ----------     ---------      ---------     ---------
Net revenues                                                      1,410.4       1,457.8        4,118.7       3,865.1
                                                               ----------     ---------      ---------     ---------

Expenses
   Operating                                                        443.6         565.9        1,355.4       1,356.9
   Marketing and reservation                                        270.5         297.2          820.6         853.2
   General and administrative                                       169.6         187.6          525.1         487.4
   Depreciation and amortization                                     87.4          88.9          277.0         241.3
   Other charges
      Merger-related costs and other unusual charges (credits        89.9             -          111.6         (24.4)
      Termination of proposed acquisition                               -             -            7.0             -
      Other investigation-related costs                               4.6          11.5           12.8          31.0
      Investigation-related financing costs                             -          14.5              -          27.2
      Executive termination                                             -          50.4              -          50.4
   Interest, net                                                     51.5          31.0          153.8          72.9
Total expenses                                                    1,117.1       1,247.0        3,263.3       3,095.9
                                                               ----------     ---------      ---------     ---------
Net gain on disposition of businesses                                75.3             -          824.8             -
                                                               ----------     ---------      ---------     ---------

Income from continuing operations before income taxes
   and minority interest                                            368.6         210.8        1,680.2         769.2
Provision for income taxes                                          144.3          73.2          382.2         273.0
Minority interest, net of tax                                        15.7          14.5           46.1          34.3
                                                               ----------     ---------      ---------     ---------
Income from continuing operations                                   208.6         123.1        1,251.9         461.9
Loss from discontinued operations, net of tax                           -         (12.1)             -         (25.0)
Gain (loss) on sale of discontinued operations, net of tax           (6.9)            -          174.1             -
                                                               ----------     ---------      ---------     ---------
Net income                                                     $    201.7     $   111.0      $ 1,426.0     $   436.9
                                                               ==========     =========      =========     =========

Income (loss) per share
    Basic
      Income from continuing operations                       $     0.29      $    0.14      $    1.64    $    0.55
      Loss from discontinued operations                                -          (0.01)             -        (0.03)
      Gain (loss) on sale of discontinued operations               (0.01)            -            0.22            -
                                                               ----------     ---------      ---------    ---------
      Net income                                              $     0.28      $    0.13      $    1.86    $    0.52
                                                              ==========      =========      =========    =========

    Diluted
      Income from continuing operations                       $    0.27       $    0.14      $    1.54    $    0.53
      Loss from discontinued operations                               -           (0.01)             -        (0.03)
      Gain (loss) on sale of discontinued operations              (0.01)              -           0.21            -
                                                              ---------       ---------      ---------     ---------
      Net income                                              $    0.26       $    0.13      $    1.75     $   0.50
                                                              =========       =========      =========     =========

Weighted average shares
      Basic                                                       725.8           850.8          764.8          844.8
      Diluted                                                     780.3           877.4          819.0          895.0

                                                                         Table 5
Cendant Corporation and Subsidiaries
Continuing Operations

Revenues and Adjusted EBITDA by Segment
(Dollars in millions)

Quarterly Period Ended September 30,

                                                  Revenues                                Adjusted EBITDA (1)
                                  ------------------------------------------    -----------------------------------------
                                     1999          1998          % Change          1999          1998         % Change
                                  ----------    ----------    --------------    ----------    ----------   --------------
Travel                            $   311.6     $    297.3          5%          $   162.7     $    142.2          14%
Real Estate Franchise                 161.4          126.7         27%              124.4          102.1          22%
Relocation                            116.8          130.8        (11%)              42.2           45.6          (7%)
Mortgage                              113.8           79.9         42%               59.3           45.4          31%
Individual Membership                 279.6          241.0         16%               48.3 (2)      (11.0)          *
Insurance/Wholesale                   143.5          135.5          6%               48.3           32.1          50%
CompleteHome.com                        5.2            2.6        100%               (7.7)           0.3           *
Other Services                        278.5          349.2        (20%)              49.2 (3)        9.9 (4,5)     *
Fleet                                     -           94.8          *                   -           40.5           *
                                  ---------     ----------                      ---------      ---------
Total                             $ 1,410.4     $  1,457.8         (3%)         $   526.7      $   407.1          29%
                                  =========     ==========                      =========      =========


Nine Months Ended September 30,
                                                  Revenues                                Adjusted EBITDA (1)
                                  ------------------------------------------    -----------------------------------------
                                     1999          1998          % Change          1999          1998         % Change
                                  ----------    ----------    --------------    ----------    ----------   --------------
Travel                            $   873.2     $    826.5          6%          $   453.9 (6) $    427.0          6%
Real Estate Franchise                 416.9          342.5         22%              309.7          264.4         17%
Relocation                            314.5          340.7         (8%)              94.3           97.6         (3%)
Mortgage                              313.6          251.9         24%              153.0          127.7         20%
Individual Membership                 766.8          650.1         18%               77.3 (2)      (68.4)         *
Insurance/Wholesale                   426.2          406.3          5%              136.6          106.7         28%
CompleteHome.com                       11.3            7.2         57%              (13.6)           0.9          *
Other Services                        788.8          752.5          5%              125.6 (7)       79.9 (4,9)   57%
Fleet                                 207.4          287.4          *                80.8          131.8          *
                                  ---------     ----------                      ---------      ---------
Total                             $ 4,118.7     $  3,865.1          7%          $ 1,417.6      $ 1,167.6         21%
                                  =========     ==========                      =========      =========


---------------
*      Not meaningful
(1) Defined as earnings before interest, income taxes, depreciation and amortization, adjusted to exclude the net gain on the disposition of certain non-strategic businesses and certain other non-recurring items which are classified as unusual.
(2) Excludes an $84.8 million non-recurring charge incurred in conjunction with the creation of NGI, an independent company that will develop and expand the interactive businesses formerly within the Company's Direct Marketing Division.
(3)    Excludes $4.6 million of investigation-related costs.
(4) Includes a $50.0 million non-cash write off of certain equity investments in interactive membership businesses and impaired goodwill associated with NLP, a Company subsidiary.
(5) Excludes $76.4 million of investigation-related items, including incremental financing costs, and separation payments to the Company's former chairman.
(6) Excludes a $23.0 million non-recurring charge in connection with the transition of the Company's lodging franchisees to a Company-sponsored property management system.
(7) Excludes $12.8 million of investigation-related costs and $7.0 million of costs incurred in connection with the termination of the proposed acquisition of RAC Motoring Services, partially offset by a $1.3 million gain on the sale of Essex.
(8) Excludes a net credit of $24.4 million associated with changes in the estimate of liabilities previously recorded in connection with merger-related costs and other unusual charges. The aforementioned net credit was comprised of $5.4 million, $1.0 million, $24.1 million and $1.3 million of credits within the Travel, Real Estate Franchise, Other Services and Fleet segments, respectively, and $3.7 million of charges incurred within each of the Relocation and Mortgage segments, respectively.
(9) Excludes $108.6 million of investigation-related items, including incremental financing costs, and separation payments to the Company's former chairman.

                                                                         Table 6


Cendant Corporation and Subsidiaries
Segment Revenue Driver Analysis
Three Months Ended September 30, 1999 and 1998
(Revenue dollars in millions)




                                                             1999                1998                % Change
                                                          ----------         -----------             ----------
Travel Segment
   Domestic Rooms
     Month End Actual Rooms                                  516,502             493,911                5%
     Weighted Average Rooms Available                        499,355             477,120                5%
   Franchise Fee per Weighted Average Room               $    249.65          $   253.81               (2%)
                                                         -----------          ----------
   Total Franchise Fees                                  $     124.7          $    121.1                3%

   Car Rental Days                                        16,952,151          15,996,768                6%
   Franchise Fee per Rental Day                          $      2.74          $     2.71                1%
                                                         -----------          ----------
   Total Franchise Fees                                  $      46.4          $     43.4                7%

     Sub-Total Franchise Fees                            $     171.1          $    164.5                4%

   Number of Timeshare Exchanges                             444,347             419,725                6%
   Annualized Number of Exchanges                          1,777,388           1,678,900                6%
   Average Subscriptions                                   2,289,861           2,207,678                4%
                                                         -----------          ----------
   Total Exchanges and Subscriptions                       4,067,249           3,886,578                5%
   Average Fee                                           $     20.63          $    20.82               (1%)
                                                         -----------          ----------
   Total Exchange/Subscription Fees                      $      83.9          $     80.9 (1)            4%

   Other Revenue                                         $      56.6          $     51.9 (1)            9%
                                                         -----------          ----------
   Total Travel Revenue                                  $     311.6          $    297.3                5%
                                                         ===========          ==========

Real Estate Franchise Segment
   Closed Sides - Domestic                                   564,574             540,957                 4%
   Average Price                                         $   157,139          $  146,360                 7%
   Adjusted Royalty Rate                                        0.16%               0.15%
                                                         -----------          ----------
   Total Royalties                                       $     141.3          $    116.8                21%
   Other                                                        20.1                 9.9               103%
                                                         -----------          ----------
   Total Revenue                                         $     161.4          $    126.7                27%
                                                         ===========          ==========

Mortgage Segment
   Production Loan Closings                              $     6,555          $    6,937                (6%)
   Average Servicing Loan Portfolio                      $    47,376          $   38,398                 23%



(1) Timeshare Exchange and Subscription Fees for 1998 have been adjusted downward by $3.2 million to reclassify a one-time transaction as Other Revenue.

                                                                       Table 7


                      Cendant Corporation and Subsidiaries
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (In billions)


                                                                     September 30,            December 31,
                                                                         1999                     1998
                                                                     -------------            ------------
Assets

   Cash                                                              $       0.6              $      1.0

   Other current assets                                                      2.9                     3.6
                                                                     -----------              ----------

Total current assets                                                         3.5                     4.6

   Property and equipment, net                                               1.4                     1.4

   Goodwill, net                                                             3.6                     3.9

   Other assets                                                              3.1                     2.8
                                                                     -----------              ----------


Total assets exclusive of assets under programs                             11.6                    12.7

Assets under management and mortgage programs                                3.3                     7.5
                                                                     -----------              ----------

Total assets                                                         $      14.9              $     20.2
                                                                     ===========              ==========

Liabilities and shareholders' equity

Total current liabilities                                            $       2.8              $      2.9

   Long-term debt                                                            3.3                     3.4

   Other non-current liabilities                                             0.4                     0.4
                                                                     -----------              ----------


Total liabilities exclusive of liabilities under programs                    6.5                     6.7

Liabilities under management and mortgage programs                           3.0                     7.2

Mandatorily redeemable preferred securities issued by subsidiary             1.5                     1.5

Commitments and contingencies

Total shareholders' equity                                                   3.9                     4.8
                                                                     -----------              ----------


Total liabilities and shareholders' equity                           $      14.9              $     20.2
                                                                     ===========              ==========